FIRST AMENDMENT TO MASTER LEASE

THIS FIRST AMENDMENT TO MASTER LEASE (the “Agreement”) is made as of May 28, 2004 to be effective as of June 1, 2004 (the “Effective Date”) by and among NATIONWIDE HEALTH PROPERTIES, INC., a Maryland corporation, NH TEXAS PROPERTIES LIMITED PARTNERSHIP, a Texas limited partnership, MLD DELAWARE TRUST, a Delaware business trust, and MLD PROPERTIES, LLC, a Delaware limited liability company (collectively, as “Landlord”), and EMERITUS CORPORATION, a Washington corporation, and ESC IV, LP, a Washington limited partnership (collectively as “Tenant”), with reference to the following Recitals:

R E C I T A L S:

A.Landlord and Tenant have entered into that certain Master Lease dated as of March 31, 2004 (the “Master Lease”), with respect to those certain health care facilities described on Schedule 2 attached thereto. All initially-capitalized terms used herein shall have the same meaning given to such terms in the Master Lease, unless otherwise defined herein.

B.As contemplated under the terms of the Master Lease, as of the Effective Date (i) Landlord shall acquire fee title to a 94-unit assisted living facility located in Herculaneum, Missouri, commonly known as “Autumn Ridge” and more particularly described on Exhibit A attached hereto (the “Autumn Ridge Facility”), and (ii) Tenant and Landlord have agreed to modify the Master Lease to include the Autumn Ridge Facility in the leased Premises covered under the Master Lease. Accordingly, Landlord and Tenant now desire to amend the Master Lease in accordance with the terms and conditions set forth this Agreement.

NOW, THEREFORE, taking into account the foregoing Recitals, and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Master Lease in the following particulars only:

1.Amendments to Lease.

(a)Exhibit A attached hereto is hereby added to Exhibit A of the Master Lease.

(b)Exhibit G to the Master Lease is hereby deleted in its entirety and substituted with Exhibit G attached hereto.

(c)Schedules 1A, 1B and 2 to the Master Lease are hereby deleted in their entirety and substituted with Schedules 1A, 1B and 2 attached hereto.

(d)The first sentence of Section 2.2(a) of the Master Lease is hereby deleted in its entirety and the following substituted therefor:

S- 14172.SIG

“As used herein, “Landlord’s Investment” in the Premises shall mean Eighty-Seven Million Five Hundred Ninety-Six Thousand One Hundred Thirty-Six Dollars ($87,596,136), plus any amount for Alterations advanced by Landlord pursuant to Section 8.4, plus any other amount that, in accordance with any other term or provision of this Master Lease, is to be added to Landlord’s Investment, and minus any net award paid to Landlord for a Partial Taking or Complete Taking pursuant to Section 18, minus any insurance proceeds paid to and retained by Landlord as a result of any casualty, minus any other net capital proceeds received by Landlord for any portion of the Premises sold or conveyed, as to any portion of the Premises for which this Master Lease is terminated during the Term in accordance with its terms, and minus any other amount that, in accordance with any other term of provision of this Master Lease, is to be subtracted from Landlord’s Investment.”

(e)Section 2.4 of the Master Lease is hereby deleted in its entirety and the following substituted therefor:

“2.4   Rent Caps and Floor.
(a)Notwithstanding any of the other terms of this Master Lease, in no event shall the Minimum Rent in the first (1st) Lease Year of any Renewal Term exceed one hundred fifteen percent (115%) of the Minimum Rent and Additional Rent due for the last Lease Year of the Initial Term or preceding Renewal Term, as the case may be.
(b)Notwithstanding any of the other terms of this Master Lease, in no event shall the Minimum Rent in the first (1st) Lease Year of any Renewal Term be less than one hundred three percent (103%) of the Minimum Rent and Additional Rent due for the last Lease Year of the Initial Term or preceding Renewal Term, as the case may be.”
(f)The following is hereby added at the end of Section 12 of the Master Lease:

“Notwithstanding the provisions of Section 12(d)(i) above, if an Event of Default occurs under the provisions of Section 12(b)(i) of any of the Related Leases, such Event of Default thereunder shall not constitute an Event of Default under this Master Lease unless the breach under the Related Lease would have a material adverse affect on the operation of the Premises under this Master Lease and such Related Lease, collectively, or the certification of the Premises under this Master Lease and such Related Lease, collectively, for provider status under Medicare or Medicaid, if applicable.”

S- 14172.SIG

2.Reaffirmation of Obligations. Notwithstanding the modifications to the Master Lease contained herein, Tenant hereby acknowledges and reaffirms its obligations under the Master Lease, as hereby amended, and all other documents executed by Tenant in connection therewith.

3.Interpretation; Governing Law. This Agreement shall be construed as a whole and in accordance with its fair meaning. Headings are for convenience only and shall not be used in construing meaning. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without regard to rules concerning the choice of law.

4.Further Instruments. Each party will, whenever and as often as it shall be reasonably requested so to do by another party, cause to be executed, acknowledged or delivered, any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement.

5.Incorporation of Recitals. The Recitals to this Agreement are incorporated hereby by reference.

6.Counterparts. This Agreement may be executed in counterparts, all of which executed counterparts shall together constitute a single document. Signature pages may be detached from the counterparts and attached to a single copy of this document to physically form one document.

7.Attorneys’ Fees. In the event of any dispute or litigation concerning the enforcement, validity or interpretation of this Agreement, or any part thereof, the losing party shall pay all costs, charges, fees and expenses (including reasonable attorneys' fees) paid or incurred by the prevailing party, regardless of whether any action or proceeding is initiated relative to such dispute and regardless of whether any such litigation is prosecuted to judgment.

8.Effect of Amendment. Except as specifically amended pursuant to the terms of this Agreement, the terms and conditions of the Master Lease shall remain unmodified and in full force and effect. In the event of any inconsistencies between the terms of this Agreement and any terms of the Master Lease, the terms of this Agreement shall govern and prevail.

9.Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matters contained herein. Any oral representations or statements concerning the subject matters herein shall be of no force or effect.

[SIGNATURE PAGES TO FOLLOW]

S- 14172.SIG

IN WITNESS WHEREOF, the parties have executed this First Amendment to Master Lease as of the date first above written, to be effective as of the Effective Date.

TENANT:

EMERITUS CORPORATION,
a Washington corporation
By:   /s/ William M. Shorten
Name:    William M. Shorten
Title:      Director of Real Estate Finance

ESC IV, LP,
a Washington limited partnership
BY:   ESC G.P. II, Inc.
its General Partner
By:   /s/ William M. Shorten
Name   William M. Shorten
Title:     Director of Real Estate Finance

S- 14172.SIG

LANDLORD:
NATIONWIDE HEALTH PROPERTIES, INC.,
a Maryland corporation

By:   /s/ Donald D. Bradley
Name:   Donald D. Bradley
Title:      Senior Vice President

NH TEXAS PROPERTIES LIMITED PARTNERSHIP,
a Texas limited partnership

By:
   MLD TEXAS CORPORATION,
   a Texas corporation,

its General Partner
By:        /s/ Donald D. Bradley
Name:   Donald D. Bradley
Title:     Senior Vice President

MLD PROPERTIES, LLC,
a Delaware limited liability company

BY:   MLD PROPERTIES, INC.,
a Delaware corporation,
its Sole Member
By:        /s/ Donald D. Bradley
Name:   Donald D. Bradley
Title:     Senior Vice President

MLD DELAWARE TRUST,
a Delaware business trust

By:   /s/ Donald D. Bradley
                               Donald D. Bradley, not in his individual
capacity, but solely as Trustee

S- 14172.SIG

EXHIBIT A

LEGAL DESCRIPTION

PARCEL NO. 1:

A tract of land being part of Section 30, Township 41 North, Range 6 East, City of Herculaneum, Jefferson County, Missouri, more particularly described as follows: Beginning at an iron pin located on the North line of Westchester Oaks Plat One as recorded in Plat Book 71 Page 16 in the office of the Recorder, Jefferson County, Missouri, North 77 degrees 11 minutes 26 seconds West, a distance of 301.96 feet from the Northeast corner of said Westchester Oaks Plat One; thence along the North line of said Plat, North 77 degrees 11 minutes 26 seconds West, a distance of 600.00 feet to a point; thence North 12 degrees 48 minutes 34 seconds East, a distance of 395.00 feet to a point; thence North 57 degrees 48 minutes 20 seconds East, a distance of 254.44 feet to a point; thence South 77 degrees 12 minutes 00 seconds East, a distance of 420.00 feet to a point on the West line of a tract of land conveyed to WESTVIEW HEALTH CARE ASSOC., by deed dated May 6, 1983 and recorded in Book 719 Page 871 in the office of the Recorder, Jefferson County, Missouri; thence along the West line of said tract, South 12 degrees 48 minutes West, a distance of 575.00 feet to the place of beginning.

PARCEL NO. 2:
Easement for a roadway for ingress and egress for the benefit of the land described herein as Parcel No. 1, as created and established by Easement Deed from Raintree Plantation, Inc. to Southside National Bank in St. Louis, as Trustee under an Indenture of Trust as of March 1, 1984, dated March 19, 1987 and recorded on April 28, 1987 in Book 362 Page 1037.

A- 14172.2

2 As of June 1, 2004, Related Leases have not been entered into with respect to the facilities marked with a ** hereinabove. Landlord and Tenant hereby agreed to update this schedule from time to time to reflect the subsequent execution and delivery of each Related Lease.
EXHIBIT G
SCHEDULE OF RELATED FACILITIES2

Facility Name	Location	Lease Commencement Date

Loyalton of Folsom	Folsom, CA	April 1, 2004

The Lakes	Fort Myers, FL	April 1, 2004

Canterbury Woods	Attleboro, MA	April 1, 2004

Richland Gardens**	Richland, WA	N/A

Manor at Essington**	Joliet, IL	N/A

Arbor Place**	Everett, WA	N/A

Loyalton of Cape May**	Cape May, NJ	N/A

Quail Ridge**	Lubbock, TX	N/A

Clare Bridge**	Corona, CA	N/A

14172.2 G-

SCHEDULE 1A
LANDLORD ENTITIES AND LANDLORD’S INVESTMENT

1

Facility Name	Location	Landlord	Landlord’s Investment

Beckett Meadows	Austin, TX	NH Texas Properties Limited Partnership	$5,804,611

Charleston Gardens	Charleston, W. VA	Nationwide Health Properties, Inc.	$6,253,902

Kingsley Place-Shreveport	Shreveport, LA	MLD Properties, LLC	$6,702,919

Silverleaf Manor	Meridian, MS	Nationwide Health Properties, Inc.	$5,129,599

Pines of Goldsboro	Goldsboro, NC	MLD Properties, LLC	$8,322,934

Loyalton of Rockford	Rockford, IL	Nationwide Health Properties, Inc.	$10,499,078

Creekside	Plano, TX	NH Texas Properties Limited Partnership	$4,575,617

Heritage Hills	Columbus, GA	Nationwide Health Properties, Inc.	$5,370,214

Oak Hollow	Bedford, TX	NH Texas Properties Limited Partnership	$4,942,605

Pine Meadow	Hattiesburg, MS	Nationwide Health Properties, Inc.	$4,949,736

Pinehurst	Tyler, TX	NH Texas Properties Limited Partnership	$5,415,964

Stonebridge	Dallas, TX	NH Texas Properties Limited Partnership	$5,651,181

Austin Gardens	Lodi, CA	Nationwide Health Properties, Inc.	$5,857,088

Desert Springs	El Paso, TX	NH Texas Properties Limited Partnership	$4,506,157

Autumn Ridge	Herculaneum, MO	MLD Delaware Trust	$3,614,531

14172.2 Schedule 1A-

SCHEDULE 1B
TENANT ENTITIES

Facility Name	Location	Tenant

Beckett Meadows	Austin, TX	ESC IV, LP

Charleston Gardens	Charleston, W. VA	Emeritus Corporation

Kingsley Place-Shreveport	Shreveport, LA	Emeritus Corporation

Silverleaf Manor	Meridian, MS	Emeritus Corporation

Pines of Goldsboro	Goldsboro, NC	Emeritus Corporation

Loyalton of Rockford	Rockford, IL	Emeritus Corporation

Creekside	Plano, TX	ESC IV, LP

Heritage Hills	Columbus, GA	Emeritus Corporation.

Oak Hollow	Bedford, TX	ESC IV, LP

Pine Meadow	Hattiesburg, MS	Emeritus Corporation

Pinehurst	Tyler, TX	ESC IV, LP

Stonebridge	Dallas, TX	ESC IV, LP

Austin Gardens	Lodi, CA	Emeritus Corporation

Desert Springs	El Paso, TX	ESC IV, LP

Autumn Ridge	Herculaneum, MO	Emeritus Corporation

14172.2 Schedule 1B-

SCHEDULE 2

FACILITY INFORMATION: NAME, LOCATION, BUSINESS, UNITS/BEDS,
LEASE COMMENCEMENT DATE

Facility Name	Location	Units/Beds	Business	Lease Commencement Date

Beckett Meadows	Austin, TX	72	Assisted Living	April 1, 2004

Charleston Gardens	Charleston, W. VA	96	Assisted Living	April 1, 2004

Kingsley Place-Shreveport	Shreveport, LA	80	Assisted Living	April 1, 2004

Silverleaf Manor	Meridian, MS	98	Assisted Living	April 1, 2004

Pines of Goldsboro	Goldsboro, NC	99	Assisted Living	April 1, 2004

Loyalton of Rockford	Rockford, IL	97	Assisted Living	April 1, 2004

Creekside	Plano, TX	30/56	Alzheimer	April 1, 2004

Heritage Hills	Columbus, GA	30/56	Alzheimer	April 1, 2004

Oak Hollow	Bedford, TX	30/56	Alzheimer	April 1, 2004

Pine Meadow	Hattiesburg, MS	30/56	Alzheimer	April 1, 2004

Pinehurst	Tyler, TX	30/56	Alzheimer	April 1, 2004

Stonebridge	Dallas, TX	30/56	Alzheimer	April 1, 2004

Austin Gardens	Lodi, CA	30/56	Alzheimer	April 1, 2004

Desert Springs	El Paso, TX	30/56	Alzheimer	April 1, 2004

Autumn Ridge	Herculaneum, MO	94	Assisted Living	June 1, 2004

Schedule 2- 14172.2

Schedule 2- 14172.2